Exhibit 99.3

OpenTable Names Duncan Robertson Chief Financial Officer

SAN FRANCISCO — August 2, 2011 — OpenTable, Inc. (NASDAQ: OPEN; www.opentable.com), a leading provider of free, real-time online restaurant reservations for diners and guest management solutions for restaurants, today announced that I. Duncan Robertson has been appointed Chief Financial Officer, effective August 23.

“Duncan is a talented executive with deep experience and a comprehensive understanding of what it takes to help lead and grow a global business,” said Matt Roberts, Chief Executive Officer of OpenTable.  “His proven track record of success in the U.S. and international markets is perfectly suited to steward the company’s financial operations and strategy.”

“The team at OpenTable has developed an outstanding service for diners and restaurants and I’m thrilled to be joining such a dynamic, thoughtful and committed group of colleagues,” said Duncan Robertson.  “As a long-standing and devoted user of the OpenTable service, I look forward to working with Matt and his team to build upon the company’s continued success in the U.S. and internationally.”

Duncan Robertson, 44, previously co-founded and served as Chief Financial Officer of SnapStick, Inc., a mobile application software company.  Prior to SnapStick, Mr. Robertson served as Chief Financial Officer of Aricent Inc., a technology services company with annual revenues exceeding $500 million and operations in over 25 countries with more than 10,000 employees, from June 2005 to June 2009.  Prior to Aricent, he served as Vice President Finance and Investor Relations at Flextronics, Inc., an electronics manufacturing services provider, from October 2001 to June 2005.

Mr. Robertson began his career in 1990 at Deloitte & Touche as a Senior Accountant, and went on to serve as Vice President, Finance and Treasurer at Orbit Semiconductor, and later as Chief Financial Officer of Sensory, Inc.  Mr. Robertson is a Chartered Accountant and has a Bachelor of Commerce degree from the University of Cape Town and a Master of Business Administration degree from the University of Chicago Booth School of Business.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 20,000 restaurant customers, and, since its inception in 1998, has seated more than 200 million diners around the world.  The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom. OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company’s business; the Company’s ability to maintain an adequate rate of growth; the Company’s ability to effectively manage its growth; the Company’s ability to attract new restaurant customers; the Company’s ability to increase the number of visitors to its website and convert those visitors into diners; the Company’s ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company’s reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s other filings with the SEC.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

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OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates

Media Contact:

Tiffany Fox

Senior Director,

Corporate Communications

OpenTable

tfox@opentable.com

415-344-4275